                       FIRST AMENDMENT TO LEASE AGREEMENT
                                   [NW 1990 A]

         This FIRST AMENDMENT TO LEASE AGREEMENT [NW 1990 A], dated as of June 3, 1996, between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement [NW 1990 A], dated as of August 23, 1990 (in such capacity, "LESSOR"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("LESSEE"), to a certain Lease Agreement [NW 1990 A], dated as of August 23, 1990 (the "ORIGINAL LEASE"), between Lessee and The First National Bank of Boston, as owner trustee (the Original Lease, as supplemented by Lease Supplement No. 1 [NW 1990 A] ("LEASE SUPPLEMENT NO. 1") between The First National Bank of Boston and Lessee, dated August 23, 1990, herein called the "LEASE");

         Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                                   WITNESSETH:

         WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft, which consists of the following components: (i) Airframe: FAA Registration No. N669US; manufacturer's serial No. 24224; and (ii) Engines: four
(4) Pratt & Whitney Model PW4056 engines bearing, respectively, manufacturer's serial nos. P717658, P717662, P717667 and P717669;

         WHEREAS, Section 17 of the Participation Agreement [NW 1990 A], dated as of August 23, 1990 (the "PARTICIPATION AGREEMENT"), among Lessee, [
          ] (the "OWNER PARTICIPANT"), [                  ] as Loan Participant
(the "ORIGINAL LOAN PARTICIPANT"), The First National Bank of Boston and The Connecticut Bank and Trust Company, National Association, contemplates that the Secured Certificates issued by the Owner Trustee under the Trust Indenture and Security Agreement [NW 1990 A], dated as of August 23, 1990, between Owner Trustee (in its individual capacity as expressly provided therein and as trustee) and the Indenture Trustee may be refinanced under certain circumstances;

         WHEREAS, Lessor and Lessee have entered into a Refunding Agreement [NW 1990 A], dated as of the date hereof (the "REFUNDING AGREEMENT"), with State Street Bank and Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (the "PURCHASERS"), State Street Bank and Trust Company of Connecticut, National Association (the "SUBORDINATION AGENT"), the Owner Participant, State Street Bank and Trust Company (the "INDENTURE TRUSTEE") and Northwest Airlines Corporation (the "GUARANTOR");

         WHEREAS, Lessor and Lessee desire to recalculate the Basic Rent, Stipulated Loss Value and Termination Value percentages in order to reflect, among other things, the interest rate of the refinanced Secured Certificates;

         WHEREAS, in connection with the recalculation of the Basic Rent, Stipulated Loss Value and Termination Value percentages, Lessor and Lessee desire to amend the Lease;

         WHEREAS, a counterpart of the Original Lease, to which were attached and made a part thereof counterparts of Lease Supplement No. 1, the Trust Indenture and Security Agreement [NW 1990 A], dated as of August 23, 1990, and the Trust Agreement and Indenture Supplement [NW 1990 A], dated August 23, 1990, was recorded by the Federal Aviation Administration (the "FAA") on August 23, 1990, and assigned Conveyance No. W11484;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:


         SECTION 1. AMENDMENT OF SECTION 1 OF THE LEASE.

         (a) The definitions of "Business Day", "Expenses", "Indemnitee", "Lease Period", "Lease Period Date", "Loan Participant", "Net Present Value of Rents", "Operative Documents", "Permitted Sublessee", "Special Purchase Price", "Stipulated Loss Value", "Stipulated Loss Value Date", "Supplemental Rent" and "Termination Value" in Section 1 of the Lease are hereby amended applicable on and after the Closing Date, to read as follows:

                  "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; Salt Lake City, Utah; or Minneapolis, Minnesota.

                  "EXPENSES" has the meaning specified in Section 7(c) of the Participation Agreement.

                  "INDEMNITEE" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder, (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii), (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses
         (i) through (iv), inclusive, (xiii) the Trust Indenture Estate, (xiv) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii); provided that the Persons described in clauses (v), (vi), (vii), (viii), (x) and (xiii) are Indemnitees only for purposes of Section 7(c) of the Participation Agreement, and provided, further, that the Person described in clause (xiii) shall be an Indemnitee only for purposes of Section 7(b) of the Participation Agreement.

                  "LEASE PERIOD" means each of the consecutive periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

                  "LEASE PERIOD DATE" means August 23, 1991 and each succeeding February 23 and August 23 to and including February 23, 1996, July 2, 1996 and each succeeding January 2 and July 2 to and including January 2, 2015, February 23, 2015 and each succeeding August 23 and February 23, to and including the last such date in the Term.

                  "LOAN PARTICIPANT" means for any period prior to the Closing the Original Loan Participant and its successors and assigns, and from and after the Closing each Purchaser and its successors and registered assigns, including any Certificate Holder.

                  "NET PRESENT VALUE OF RENTS" means the net present value, as of the Commencement Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 10.50% divided by
         (b) the number of Lease Periods per year.

                  "OPERATIVE DOCUMENTS" means the Participation Agreement, the documents referred to in Section 4(a)(v) of the Participation Agreement (including any amendments, modifications or supplements thereto), the Refunding Agreement, the Trust Indenture Amendment and the Refinancing Secured Certificates, collectively, and "Operative Document" shall mean each of the Operative Documents, individually.

                  "PERMITTED SUBLESSEE" means any entity listed in Exhibit F hereto and such other entities to which Lessor shall consent.

                  "SPECIAL PURCHASE PRICE" shall mean the amount denominated as such in Exhibit B hereto.

                  "STIPULATED LOSS VALUE" with respect to the Aircraft as of any date through and including February 23, 2015, means, but subject always to the provisions of Section 3(d)(v), the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after February 23, 2015 shall be the amount determined as provided in Section 19(a) hereof.

                  "STIPULATED LOSS VALUE DATE" means, (a) during the Interim Term, during the Basic Term through the Closing Date and during any Renewal Term, the twenty-third calendar day of each calendar month, and
         (b) during the Basic Term after the Closing Date, the second calendar day of each calendar month.

                  "SUPPLEMENTAL RENT" means, without duplication, (a) all amounts, liabilities, indemnities and obligations (other than Advance Rent and Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and
         (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

                  "TERMINATION VALUE" with respect to the Aircraft as of any date through and including February 23, 2015, means, but subject always to the provisions of Section 3(d)(v), the amount determined my multiplying Lessor's Cost by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 8 of the Tax Indemnity Agreement).

         (b) The following definitions are hereby inserted in Section 1 of the Lease in alphabetical order to be applicable on and after the Closing Date:

                  "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                  "CERTIFICATED AIR CARRIER" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.


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
                  "CITIZEN OF THE UNITED STATES" has the meaning specified in
         Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

                  "CLOSING" means the consummation of the refinancing operation contemplated by Section 1 of the Refunding Agreement.

                  "CLOSING DATE" means the date on which the Closing shall occur.

                  "GUARANTEE" means the Guarantee [NW 1990 A], dated as of the Closing Date, made by the Guarantor, as such Guarantee may be amended and supplemented from time to time pursuant to the applicable provisions thereof.

                  "GUARANTOR" means Northwest Airlines Corporation, a Delaware corporation.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                  "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                  "LIQUIDITY PROVIDER" means Westdeutsche Landesbank Girozentrale, acting through its New York branch, as Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

                  "MAJORITY IN INTEREST OF CERTIFICATE HOLDERS" has the meaning set forth in the Trust Indenture.

                  "MAKE-WHOLE AMOUNT" has the meaning assigned to that term in the Trust Indenture.

                  "ORIGINAL LOAN PARTICIPANT" means [________________], a banking institution organized under the laws of the [____________].

                  "ORIGINAL TRUST INDENTURE" means the Trust Indenture and Security Agreement [NW 1990 A], dated as of August 23, 1990, between the Owner Trustee and The Connecticut Bank and Trust Company, National Association, as amended, modified and supplemented prior to the Closing Date.


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
                  "PASS THROUGH CERTIFICATES" means the pass through certificates to be issued by the Pass Through Trustee in connection with the Refinancing Transaction.

                  "PASS THROUGH TRUST AGREEMENT" means the pass through trust agreement and each of the four separate pass through trust supplements referred to on Schedule I to the Refunding Agreement to be entered into by and between Lessee and the Pass Through Trustee in connection with the Refinancing Transaction.

                  "PASS THROUGH TRUSTEE" means State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                  "PURCHASERS" means the Pass Through Trustees under each Pass Through Trust Agreement.

                  "REFINANCING CERTIFICATE" means a certificate of an authorized representative of the Owner Participant delivered pursuant to Section 17(a)(1) of the Participation Agreement, setting forth, among other things, the Refinancing Date, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and the proposed revised schedules of Excess Amounts, Basic Rent, Stipulated Loss Value and Termination Value percentages, and the proposed Amortization Schedules.

                  "REFINANCING DATE" means the proposed date on which the outstanding Secured Certificates will be redeemed and refinanced pursuant to Section 17 of the Participation Agreement.

                  "REFINANCING EXPENSES" means the costs, fees, commissions and other expenses payable by the Owner Participant pursuant to Section 11(a) of the Refunding Agreement.

                  "REFINANCING SECURED CERTIFICATES" means the Secured Certificates to be issued by Lessor to the Purchasers pursuant to the Trust Indenture Amendment and the Refunding Agreement on the Closing Date.

                  "REFINANCING TRANSACTION" means a refinancing transaction pursuant to Section 17 of the Participation Agreement involving, among other things, (i) the redemption of the Secured Certificates issued on August 23, 1990 and the concurrent issuance and sale of the Refinancing Secured Certificates to the Pass Through Trustees (or their designee) and (ii) the issuance and sale of the Pass Through Certificates by the Pass Through Trustees.


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
                  "REFUNDING AGREEMENT" means that certain Refunding Agreement [NW 1990 A], dated as of June 3, 1996, among Lessor, Lessee, the Guarantor, the Owner Participant, the Loan Participant, the Purchasers, the Indenture Trustee and the Subordination Agent, as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms thereof.

                  "SUBORDINATION AGENT" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                  "TRUST INDENTURE AMENDMENT" means the Amended and Restated Trust Indenture and Security Agreement [NW 1990 A], dated as of the Closing Date, between Lessor and State Street Bank and Trust Company, as Indenture Trustee.

                  "TRUST INDENTURE ESTATE" has the meaning assigned to that term in the Trust Indenture.

         (c) The definitions of "Assumed Interest Rate", "Commitment", "Debt Rate", "Interest Period" and "Rent Differential Amount" in Section 1 of the Lease are hereby deleted on and after the Closing Date.

         SECTION 2. AMENDMENT OF SECTIONS 3(C), 3(D), 3(E), 3(F) AND 3(G) OF THE LEASE.

         (a) Section 3(c) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                  (c) Basic Rent. Lessee shall pay Basic Rent with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in consecutive installments in the amounts as provided in the next sentence, each such installment to cover the Lease Period specified in Exhibit B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the applicable Lease Period Date specified in Exhibit B hereto. In addition, Lessee shall pay Basic Rent on the Closing Date in an amount equal to Lessor's Cost multiplied by the percentage specified in Exhibit B hereto for Basic Rent on the Closing Date.

         (b) Section 3(d)(i) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                  (i) In the event that (A) the Closing Date occurs other than on June 12, 1996, or (B) Refinancing Expenses paid by Lessor or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement is determined


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
         to be other than 1.2994% of Lessor's Cost, then in each case, the Basic Rent percentages set forth in Exhibit B and the Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be recalculated by the Owner Participant, on or prior to October 1, 1996 using the same methods and assumptions used to calculate original Basic Rent and Stipulated Loss Value and Termination Value percentages, in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

         (c) Section 3(d)(ii) of the Lease is hereby amended by deleting on and after the Closing Date the words "or a refunding" in the first line thereof.

         (d) Section 3(d)(iii) of the Lease is hereby amended by deleting on and after the Closing Date the second sentence thereof.

         (e) The second sentence of Section 3(e) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                  "Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with such
         Section 2.10(b) or Section 2.11."

         (f) Section 3(f) of the Lease is hereby amended by deleting on and after the Closing Date the first paragraph thereof and substituting therefor the following:

                  (f) Payments in General. All payments of Rent shall be made directly by Lessee (whether or not any Sublease shall be in effect) by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the date of payment, to Lessor at its account at First Security Bank of Utah, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124- 0000-12, Account No 051-0922115,
         Attention: Corporate Trust Department, Credit Northwest/NW 1990 A (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid prior to 10:30 A.M., New York time, on the due date thereof in funds of the type specified in this Section 3(f) directly to the Indenture Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, Boston,

         Massachusetts, 02110, ABA No. 011-00-0028, Account No. 99003-943-0,
         Attention: Corporate Trust Department, Reference: Northwest/NW 1990A (or such other account of the Indenture Trustee in the continental United States as the Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due). All payments of Supplemental Rent owing to the Indenture Trustee or to a Loan Participant or any other Certificate Holder pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof to the above-referenced account of the Indenture Trustee or at such other account of such other financial institution located in the continental United States as the party entitled thereto may so direct at least 10 Business Days prior to the due date thereof. All payments of Supplemental Rent payable to the Owner Participant, to the extent that such amounts constitute Excluded Payments (as defined in the Trust Indenture), shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof, to the account of the Owner Participant specified in Schedule I to the Participation Agreement (or to such other account as may be specified in writing by the Owner Participant from time to time).

         (g) Section 3(g) of the Lease is hereby deleted in its entirety on and after the Closing Date.

         SECTION 3. AMENDMENT OF SECTION 7 OF THE LEASE. Section 7(b)(x) of the Lease is hereby amended in its entirety on and after the Closing Date to read as follows:

                  (x) so long as the term of any sublease does not extend beyond the Term and so long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, Lessee may, at any time, enter into any sublease with (1) a U.S. Air Carrier, (2) any Person approved in writing by Lessor, which approval shall not be unreasonably withheld or (3) after the Depreciation Period, with any Permitted Sublessee, provided, however, that (A) no sublease entered into pursuant to this clause (x) shall extend beyond the date which is six months prior to the expiration of the Basic Term or any Renewal Term then in effect unless the Owner Participant shall have previously approved in writing the maintenance procedures of the Sublessee, or Lessee shall have irrevocably committed to purchase the Aircraft or (if permitted by the terms hereof) extend the Term of this Lease for a period ending at least six months from the end of the proposed sublease and (B) in the event that (x) there has been no downgrade of Lessee's long term senior unsecured debt rating in the twelve month period preceding the date of Lessee's entering into a sublease with a Person described in clause (3) of this subparagraph and on such date such debt is rated BB+ or lower by Standard & Poor's Ratings Services and Ba1 or lower by Moody's Investors Service, Inc. or (y) there has been a downgrade of Lessee's long term senior unsecured debt rating in the twelve month period preceding the date of

         Lessee's entering into a sublease with a Person described in clause (3) of this subparagraph and on such date such debt is rated BB+ or lower by Standard & Poor's Ratings Services or Ba1 or lower by Moody's Investors Service, Inc., Lessee may not enter into such sublease with such Person unless the country of such Sublessee's domicile imposes aircraft maintenance standards substantially equivalent to those required by the FAA, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic or the Luftfahrt Bundesamt of the Federal Republic of Germany, and Lessor and the Owner Participant shall have received a favorable opinion of counsel (which counsel and opinion are reasonably satisfactory to Lessor and the Owner Participant) in the jurisdiction of the Sublessee's domicile (a) that the terms (including, without limitation, the governing law, service of process and jurisdictional-submission provisions thereof) of the Sublease, the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction against third parties to substantially the same extent as in the United States, (b) that it is not necessary for the Owner Participant or Lessor to register or qualify to do business in such jurisdiction, (c) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant and Lessor, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant and Lessor is obtained to cover such risk) and (d) that there exist no possessory rights in favor of such Sublessee under the laws of such jurisdiction which would, upon bankruptcy of Lessee or other default by Lessee or Sublessee, prevent the return of the Aircraft to Lessor in accordance with and where permitted by the terms of Sections 14 and 15 of the Lease upon the exercise by Lessor of its remedies under Section 15 of the Lease and the practical realization by Lessor of its rights and benefits under said Section 15.

         SECTION 4. AMENDMENT OF SECTION 9 OF THE LEASE.

         (a) Section 9(a)(1) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

                  (1) So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right to elect to terminate this Lease on the Lease Period Date occurring in January, 1997, January, 2000, January, 2003, January, 2006 or January, 2009. Lessee shall exercise this option by purchasing the Aircraft pursuant to paragraph
         (b) of this Section 9.

         (b) Section 9(b) of the Lease is hereby amended by deleting on and after the Closing Date the word "premium" therein and substituting therefor the words "Make-Whole Amount" and by deleting on and after the Closing Date the number "2.15" therein and substituting the number "2.13" therefor.


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
         (c) Section 9(c) of the Lease is hereby amended by deleting on and after the Closing Date the word "premium" each time it appears therein and substituting therefor the words "Make-Whole Amount".

         SECTION 5. AMENDMENT OF SECTION 10 OF THE LEASE. Section 10(a) of the Lease is hereby amended by (a) deleting on and after the Closing Date the words "the third Business Day following receipt of insurance proceeds in respect of such occurrence but not earlier than thirty days after such occurrence" in clause (y) of the second sentence thereof and substituting therefor the words "an earlier Business Day irrevocably specified fifteen days in advance by notice from Lessee to Lessor and the Indenture Trustee" and (b) deleting on and after the Closing Date subsections (5) and (6) of the last paragraph thereof in their entirety and substituting therefor the following:

                  (5) furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to Section 5.06 of the Trust Indenture, together with an opinion of counsel (which shall be the General Counsel or an Associate General Counsel of Lessee and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) addressed to Lessor and satisfactory to Lessor stating the same legal opinions referred to in Section 5.06(5) of the Trust Indenture, and an opinion of counsel chosen by Lessee and reasonably acceptable to the Owner Participant as to the tax consequences (without any requirement as to the nature of such tax consequences) to Lessor and the Owner Participant of such substitution, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer,

                  (6) furnish Lessor with an opinion of counsel (which shall be Cadwalader, Wickersham & Taft and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) reasonably satisfactory to Lessor to the effect that Lessor and the Indenture Trustee as assignee of Lessor should be entitled to the benefits of 11 U.S.C. Section 1110 with respect to the substitute airframe, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of 11 U.S.C. Section 1110 were not, by reason of a change of law or judicial interpretation thereof, available to Lessor and, so long as any Secured Certificates are outstanding, the Indenture Trustee as assignee of Lessor's rights under the Lease with respect to the Aircraft and

         SECTION 6. AMENDMENT OF SECTION 11 OF THE LEASE. (a) Section 11 of the Lease is hereby amended by (i) deleting on and after the Closing Date the words "Delivery Date" in clause (a)(I)(i)(y) thereof and substituting therefor the words "Closing Date", and (ii) deleting on and after the Closing Date the word "owned" in the fifteenth line of clause (a)(I), in the nineteenth line of clause
(b)(I) and in the seventh line of clause (b)(II), and substituting therefor the word "operated" in each such clause.

         (b) Section 11(c) of the Lease is hereby amended by deleting on and after the Closing Date the words and punctuation "Marsh & McLennan, Incorporated" in the first sentence thereof and substituting therefor the words "Rollins Hudig Hall".

         (c) Section 11(d) of the Lease is hereby amended in its entirety on and after the Closing Date to read as follows:

                  (d) Self-Insurance. Lessee may self-insure by way of deductible, premium adjustment of franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 11(b), insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance covering the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11(a) and Section 11(b) exceed during any policy year, with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft), the lesser of (a) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft or liability insurers.

         (d) Section 11 of the Lease is hereby amended by deleting on and after the Closing Date the words and punctuation "the Loan Participants," each place they appear therein.

         SECTION 7. AMENDMENT OF SECTION 14(D) OF THE LEASE. Section 14(d) of the Lease is hereby amended by (i) adding on and after the Closing Date the words and punctuation ", the Refunding Agreement" after the words "Participation Agreement" and (ii) adding on and after the Closing Date the words "and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Refunding Agreement) or any document or instrument furnished pursuant to either thereof" after the word "purpose" at the end of the first parenthetical phrase therein.

         SECTION 8. AMENDMENT OF SECTION 17 OF THE LEASE. Section 17 of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

         "Section 17. Notices. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

                  (i) if to Lessee, for U.S. Mail at 5101 Northwest Drive (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention:
         Senior Vice President - Finance and Treasurer, (Telecopy No. (612) 726-0665), or to such other address, telex number or telecopy number as Lessee shall from time to time designate in writing to Lessor,

                  (ii) if to Lessor, at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department [NW 1990A] (Telecopy No. (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

                  (iii) if to a Loan Participant, the Indenture Trustee or the Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth on the signature pages of the Refunding Agreement."

         SECTION 9. AMENDMENT OF SECTION 19(D) OF THE LEASE. The first and second sentences of Section 19(d) of the Lease are hereby amended to read in their entirety on and after the Closing Date as follows:

         On January 2, 2011 (or, if January 2, 2011 is not a Business Day, the Business Day immediately succeeding January 2, 2011), Lessee shall have the option, upon at least 120 days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the Special Purchase Price. In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture.

         SECTION 10. AMENDMENT OF SECTION 22(A) OF THE LEASE. The first sentence of Section 22(a) of the Lease is hereby amended to read in its entirety on and after the Closing Date as follows:

         Any moneys held by Lessor as security hereunder for future payments to Lessee at a time when there is not continuing an Event of Default shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("MOODY'S") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

         SECTION 11. AMENDMENT OF SECTION 26 OF THE LEASE. Section 26 of the Lease is hereby amended by (i) deleting on and after the Closing Date the word "or" between the words "Trust Agreement" and the words "the Trust Indenture" and substituting a comma therefor and (ii) inserting on and after the Closing Date the words "or the Refunding Agreement" after the words "Trust Indenture".

         SECTION 12. AMENDMENT OF EXHIBITS.

         (a) Exhibits B, C and D to the Lease attached hereto are applicable on and after the Closing Date. Exhibits B, C and D to the Lease are applicable until the Closing Date.

         (b) The parties hereto agree that Exhibits B, C and D attached hereto reflect the recalculation of Basic Rent, Stipulated Loss Value and Termination Value percentages to take into account the interest rates borne by the Secured Certificates as of the Closing Date and the actual amount of Transaction Expenses.

         (c) Exhibit F to the Lease is hereby amended on and after the Closing Date by adding the words "Air China" thereto.

         SECTION 13. EFFECTIVENESS OF AMENDMENTS. The amendments to the Lease set forth in Sections 1 through 12 hereof shall be effective as of the hereof.

         SECTION 14. RATIFICATION. Except as amended hereby, the Lease as heretofore supplemented continues and shall remain in full force and effect in all respects.

         SECTION 15. MISCELLANEOUS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee. The section and paragraph headings in this Amendment and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Amendment may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as mortgagee under the Trust Indenture on the signature page thereof.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed on the day and year first above written.

                                     FIRST SECURITY BANK OF UTAH,
                                     NATIONAL ASSOCIATION
                                     not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                          Lessor


                                     By:
                                         ---------------------------------------
                                         Title:


                                     NORTHWEST AIRLINES, INC.
                                          Lessee


                                     By:
                                         ---------------------------------------
                                         Title:


         (1) Receipt of this original counterpart of the foregoing Amendment is hereby acknowledged this _____ day of ______________, 1996.

                                    STATE STREET BANK AND TRUST COMPANY,
                                          Indenture Trustee


                                    By:
                                        ----------------------------------------
                                        Title:

- --------
(1)   This language contained in the original counterpart only.